Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Contacts:	Wesley R. Card, Chief Operating and Financial Officer (215) 785-4000

JONES APPAREL GROUP, INC.
REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

New York, New York - May 2, 2007 - Jones Apparel Group, Inc. (NYSE:JNY) today reported results for the first quarter ended April 7, 2007. Revenues for the 14-week first quarter of 2007 totaled $1,248.2 million versus revenues of $1,215.3 million for the 13-week first quarter of 2006. The additional week added approximately $28.6 million to revenues for the quarter in our retail segment.

Earnings per share were $0.44 for the first quarter of 2007, as compared to $0.22 in the same period last year. Excluding the impact of severance and other expenses related to restructuring activities and the strategic review of operations and certain other charges, adjusted earnings per share for the first quarter of 2007 were $0.50, as compared to $0.66 for the same period last year, as detailed in the accompanying schedule.

Peter Boneparth, President and Chief Executive Officer, stated, "We were pleased with first quarter results in our wholesale better apparel, footwear and accessories segments, our denim and junior businesses and with the performance of our Barney's luxury retail chain, which registered a comparable store sales increase of 10.1%. However, results were disappointing in our company-owned retail chains. Comparable store sales were down 5.0% for the period, driven primarily by our footwear outlet doors, which declined on a comparable store basis by 12.3% with heavy promotional selling to clear excess inventory. In addition, results were disappointing in our moderate sportswear product lines."

Mr. Boneparth added, "Our continued strategic operational reviews and efforts to improve profitability, and the continued trend of our moderate customers towards differentiated product offerings, has led us to make the strategic decision to exit or sell some of our moderate product lines by year end 2007. These product lines will represent net revenues in 2007 of approximately $300 million, with estimated combined operating margins in the low single digits. We believe that exiting or selling these product lines will strengthen our future operating metrics and allow us to focus primarily on growth opportunities in our remaining wholesale businesses, all of which have strong fundamentals and operate at substantially higher margins. This decision will not impact in any way our denim and junior division, which is also reported in the moderate segment and includes labels such as Gloria Vanderbilt, l.e.i., Energie, GLO, Jeanstar, Grane and others."

Wesley R. Card, Chief Operating and Financial Officer, commented, "Inventory at April 7, 2007 totaled $660.5 million, compared to $590.0 million at the end of the prior year period. Accounts receivable at the end of the first quarter was $570.3 million compared to $555.7 million at the end of the prior year period. We ended the quarter with $1,084.6 million of funded debt and, net of $47.1 million cash on hand, our debt to book capitalization ratio was 31.5%, in line with our expectations. Our cash used by operating activities during the period was $184.4 million, compared to cash provided by operating activities of $43.4 million in the prior year. The decrease in cash from operations was the result of the timing of shipments and payments for inventory, as well as the positive impact of the exit from Polo Jeans Company last year. The costs and non-cash write-offs associated with the decision to exit or sell some of our low-margin moderate sportswear collection product lines will be identified and reported during the second quarter."

Mr. Boneparth concluded, "Based on our first quarter results, and taking a cautious view of the remainder of the year, we have adjusted our outlook for 2007. We are now targeting 2007 full year adjusted earnings per share to be in a range of $1.95 to $2.05, compared to 2006 adjusted earnings per share of $2.19. This guidance reflects a cautious forecast for our company-owned retail and outlet stores based on current trends and the potential operating impact of exiting the moderate product lines described above."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.14 per share to all common stockholders of record as of May 18, 2007 for payment on June 1, 2007.

The Company will host a conference call with management to discuss these results at 9:00 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com. The call will be recorded and made available through May 10 and may be accessed by dialing 877-344-7529. Enter account number 405080.

Presentation of Information in the Press Release

In an effort to provide investors with additional information regarding the Company's consolidated operating results as determined by generally accepted accounting principles (GAAP), the Company has also disclosed in this press release non-GAAP financial information regarding the effect on earnings per share of the strategic review of its operations, the loss on the sale of the Polo Jeans Company business, restructuring costs, the costs associated with the termination of certain licensing agreements and certain other items. The Company believes that providing this further information will allow investors to better analyze its ongoing results. The Company has also provided a reconciliation of its GAAP results to adjusted results. The Company has not provided a reconciliation with respect to 2007 targeted earnings per share growth given that it is an estimate derived from projected results.

Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 company, is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through our chain of specialty retail and value-based stores, and operates the Barneys New York chain of luxury stores. The Company's nationally recognized brands include Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon, Le Suit and Barneys New York. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation and footwear under the Dockers Women brand licensed from Levi Strauss & Co. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company primarily contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Certain statements contained herein are "forward-looking statements "within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expect," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involves risks and uncertainties, including:

  those associated with the effect of national and regional economic conditions;

  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

  the performance of the Company's products within the prevailing retail environment;

  customer acceptance of both new designs and newly-introduced product lines;

  the Company's reliance on a few department store groups for large portions of the Company's business;

  consolidation of the Company's retail customers;

  financial difficulties encountered by customers;

  the effects of vigorous competition in the markets in which the Company operates;

  the Company's ability to identify acquisition candidates and, in an increasingly competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;

  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;

  the Company's reliance on independent foreign manufacturers;

  changes in the costs of raw materials, labor and advertising;

  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;

  the uncertainties of sourcing associated with the new environment in which general quota has expired on apparel products (while China has agreed to safeguard quota on certain classes of apparel products through 2008, political pressure will likely continue for restraint on importation of apparel);

  the Company's ability to successfully implement new operational and financial computer systems; and

  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A - Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Media Contact:
Joele Frank and Sharon Goldstein
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions except per share data

	FIRST QUARTER
	2007		2006

Net sales	$ 1,234.1	98.9%	$ 1,200.2	98.8%
Licensing income (net)	12.3	1.0%	11.9	1.0%
Service and other revenue	1.8	0.1%	3.2	0.3%

Total revenues	1,248.2	100.0%	1,215.3	100.0%
Cost of goods sold	805.8	64.6%	765.0	62.9%

Gross profit	442.4	35.4%	450.3	37.1%
SG&A expenses	349.8	28.0%	319.6	26.3%
Loss on sale of Polo Jeans Company business	-	-	45.1	3.7%

Income from operations	92.6	7.4%	85.6	7.0%
Net interest expense and financing costs	(16.3)	(1.3%)	(15.3)	(1.3%)
Equity in earnings of unconsolidated affiliates	0.6	0.0%	0.9	0.1%

Income before taxes	76.9	6.2%	71.2	5.9%
Provision for income taxes	29.1	2.3%	47.3	3.9%

Income before cumulative effect of change in accounting principle	47.8	3.8%	23.9	2.0%
Cumulative effect of change in accounting for share-based payments, net of tax	-	-	1.9	0.2%

Net income	$ 47.8	3.8%	$ 25.8	2.1%

Shares outstanding - diluted	109.1		115.5
Earnings per share - diluted
Income before cumulative effect of change in accounting principle	$0.44		$0.21
Net income	$0.44		$0.22

Percentages may not add due to rounding.

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions except per share data

	FIRST QUARTER
	2007	2006

Net income (as reported)	$ 47.8	$ 25.8
Provision for income taxes	29.1	47.3
Cumulative effect of change in accounting principle (a)	-	(1.9)
Loss on sale of Polo Jeans Company business (b)	-	45.1
Items affecting segment income:
Severance and other expenses related to strategic review of operations, and certain other items (c)	10.3	6.3

Adjusted income before taxes	87.2	122.6
Adjusted provision for income taxes	33.0	46.0

Adjusted net income	$ 54.2	$ 76.6

Earnings per share - diluted (as reported)	$ 0.44	$ 0.22
Provision for income taxes	0.27	0.41
Cumulative effect of change in accounting principle (a)	-	(0.01)
Loss on sale of Polo Jeans Company business (b)	-	0.39
Items affecting segment income:
Severance and other expenses related to strategic review of operations, and certain other items (c)	0.09	0.05

Adjusted income before taxes	0.80	1.06
Adjusted provision for income taxes	0.30	0.40

Adjusted earnings per share - diluted	$ 0.50	$ 0.66

Breakdown of items affecting segment income by segment:
Wholesale better apparel	$ 7.4	$ 2.0
Wholesale moderate apparel	1.3	0.5
Wholesale footwear and accessories	0.4	2.9
Retail	0.6	0.6
Licensing, other and eliminations	0.6	0.3

Total	$ 86.4	$ 6.5

Adjusted segment margins
Wholesale better apparel	18.0%	18.3%
Wholesale moderate apparel	8.2%	12.3%
Wholesale footwear and accessories	12.6%	13.8%
Retail	(2.2%)	1.7%

Total	8.2%	11.3%

(a)	Represents the gain recorded as a result of adopting SFAS No. 123R, "Share-Based Payment."
(b)	Represents the net loss recorded in relation to the settlement of the litigation with Polo Ralph Lauren Corporation and sale of our Polo Jeans Company operations to Polo Ralph Lauren Corporation in February 2006.

(c)	Represents certain items and charges incurred in relation to the overall strategic review of operations, inclusive of the charges related to the closure of our Stein Mart leased shoe departments as announced in May 2006.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

(In millions)	Wholesale Better Apparel	Wholesale Moderate Apparel	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended April 7, 2007
Revenues from external customers	$ 339.9	$ 305.0	$ 249.2	$ 341.5	$ 12.6	$ 1,248.2
Intersegment revenues	43.1	3.0	17.1	-	(63.2)	-

Total revenues	383.0	308.0	266.3	341.5	(50.6)	1,248.2

Segment income (loss)	$ 61.6	$ 24.1	$ 33.1	$ (8.0)	$ (18.2)	92.6

	16.1%	7.8%	12.4%	(2.3%)		7.4%
Net interest expense						(16.3)
Equity in earnings of unconsolidated affiliates						0.6

Income before provision for income taxes						$ 76.9

Segment income (loss)	$ 61.6	$ 24.1	$ 33.1	$ (8.0)	$ (18.2)	$ 92.6
Adjustments affecting segment income	7.4	1.3	0.4	0.6	0.6	10.3

Adjusted segment income (loss)	$ 69.0	$ 25.4	$ 33.5	$ (7.4)	$ (17.6)	$ 102.9

Adjusted segment margin	18.0%	8.2%	12.6%	(2.2%)		8.2%
For the fiscal quarter ended April 1, 2006
Revenues from external customers	$ 337.7	$ 332.1	$ 227.9	$ 305.2	$ 12.4	$ 1,215.3
Intersegment revenues	37.8	1.3	12.1	-	(51.2)	-

Total revenues	375.5	333.4	240.0	305.2	(38.8)	1,215.3

Segment income	$ 66.7	$ 40.4	$ 30.3	$ 4.6	$ (11.3)	130.7

	17.8%	12.1%	12.6%	1.5%		10.8%
Net interest expense						(15.3)
Loss on sale of Polo Jeans Company business						(45.1)
Equity in earnings of unconsolidated affiliates						0.9

Income before provision for income taxes						$ 71.2

Segment income	$ 66.7	$ 40.4	$ 30.3	$ 4.6	$ (11.3)	$ 130.7
Adjustments affecting segment income	2.0	0.5	2.9	0.6	0.3	6.3

Adjusted segment income	$ 68.7	$ 40.9	$ 33.2	$ 5.2	$ (11.0)	$ 137.0

Adjusted segment margin	18.3%	12.3%	13.8%	1.7%		11.3%

JONES APPAREL GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions

	April 7, 2007	April 1, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 47.1	$ 140.2
Accounts receivable, net of allowances of $46.5 and $44.1 for doubtful accounts, discounts, returns and co-op advertising	570.3	555.7
Inventories	660.5	590.0
Deferred taxes	60.8	49.3
Other current assets	92.6	79.5

TOTAL CURRENT ASSETS	1,431.3	1,414.7
Property, plant and equipment, at cost, less accumulated depreciation and amortization	386.0	323.2
Goodwill	1,299.3	1,740.6
Other intangibles, less accumulated amortization	770.5	826.1
Other assets	53.1	50.7

	$ 3,940.2	$ 4,355.3

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$ 303.0	$ -
Current portion of long-term debt and capital lease obligations	3.4	228.9
Accounts payable	224.9	232.3
Income taxes payable	36.2	84.4
Accrued expenses and other current liabilities	164.6	158.9

TOTAL CURRENT LIABILITIES	732.1	704.5

NONCURRENT LIABILITIES:
Long-term debt and obligation under capital leases	778.2	791.5
Deferred taxes	37.8	185.2
Other	134.6	109.6

TOTAL NONCURRENT LIABILITIES	950.6	1,086.3

TOTAL LIABILITIES	1,682.7	1,790.8

STOCKHOLDERS' EQUITY	2,257.5	2,564.5

	$ 3,940.2	$ 4,355.3

JONES APPAREL GROUP, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions

	Three Months Ended
	April 7, 2007	April 1, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 47.8	$ 25.8

Adjustments to reconcile net income to net cash (used in) provided by operating activities, net of sale of Polo Jeans Company business:
Loss on sale of Polo Jeans Company business	-	45.1
Cumulative effect of change in accounting for share-based payments	-	(3.1)
Depreciation and amortization	29.6	23.6
Equity in earnings of unconsolidated affiliates	(0.6)	(0.9)
Provision for losses on accounts receivable	0.5	0.7
Deferred taxes	4.9	10.6
Other	1.1	0.4
Changes in operating assets and liabilities:
Accounts receivable	(159.0)	(97.9)
Inventories	(23.9)	30.1
Prepaid expenses and other current assets	3.8	9.7
Other assets	-	1.1
Accounts payable	(90.7)	(24.2)
Income taxes payable	23.5	30.2
Accrued expenses and other current liabilities	(18.0)	(8.0)
Other liabilities	(3.4)	0.2

Total adjustments	(232.2)	17.6

Net cash (used in) provided by operating activities	(184.4)	43.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of Polo Jeans Company business	-	350.6
Capital expenditures	(30.0)	(29.4)
Proceeds from sales of property, plant and equipment	0.1	-

Net cash (used in) provided by investing activities	(29.9)	321.2

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayment) under credit facilities	203.0	(129.5)
Redemption of Barneys 9% Senior Secured Notes	(3.7)	-
Principal payments on capital leases	(0.9)	(1.2)
Purchases of treasury stock	-	(125.1)
Dividends paid	(15.2)	(13.6)
Proceeds from exercise of employee stock options	5.9	8.8
Excess tax benefits from share-based payment arrangements	0.6	1.2

Net cash provided by (used in) financing activities	189.7	(259.4)

EFFECT OF EXCHANGE RATES ON CASH	0.2	0.1

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(24.4)	105.3
CASH AND CASH EQUIVALENTS, BEGINNING	71.5	34.9

CASH AND CASH EQUIVALENTS, ENDING	$ 47.1	$ 140.2